EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2017

CALABASAS HILLS, Calif., – November 1, 2017 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2017, which ended on October 3, 2017.

Total revenues were $555.4 million in the third quarter of fiscal 2017 as compared to $560.0 million in the third quarter of fiscal 2016. Net income and diluted net income per share were $26.4 million and $0.56, respectively, in the third quarter of fiscal 2017.

Comparable restaurant sales at The Cheesecake Factory restaurants declined 2.3% in the third quarter of fiscal 2017, including an approximately 0.8% negative impact from Hurricanes Harvey, Irma and Maria. Excluding this weather impact, comparable restaurant sales declined 1.5%.

“While our third quarter results were impacted by significant hurricane activity, we are so fortunate that our staff members are safe and our restaurants did not sustain any significant damage from the storms,” said David Overton, Chairman and Chief Executive Officer. “I am extremely proud of our teams for coming together to provide relief in every way we could. From uninterrupted payroll in spite of lost operating days and company matching of donations via the California Community Foundation Cheesecake Factory employee HELP Fund, to much needed meals for first responders and emergency supplies shipped directly to our hardest hit area in San Juan, Puerto Rico, we truly lived our purpose of nurturing bodies, minds, hearts and spirits.”

Overton continued, “Excluding the significant weather impact to the quarter, our sales and earnings results were in line with our expectations. As we look forward, we are continuing to invest in the guest experience, which we believe is contributing to stabilization of our underlying sales trend. At the same time, we are focused on diligent cost management to support profitability as we manage through the current industry environment, as well as prudent capital allocation to generate the best returns for our shareholders.”

Development

The Company continues to expect to open eight Company-owned restaurants this year. The Cheesecake Factory in Kapolei, Hawaii opened in September and The Cheesecake Factory in Minnetonka, Minnesota opened in mid-October. The Company expects to open five additional restaurants during the fourth quarter.

In addition, the Company continues to expect four restaurants to open under licensing agreements internationally in fiscal 2017. This includes the second location in Qatar that opened in September, the first location in Bahrain that opened at the end of October and the third location in Qatar, which is expected to open by year-end.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share on the Company’s common stock. The dividend is payable on November 28, 2017 to shareholders of record at the close of business on November 15, 2017.

During the third quarter of fiscal 2017, the Company repurchased approximately 1.6 million shares of its common stock at a cost of $75.8 million. The Company now expects to allocate a total of $125 to $150 million toward share repurchases in fiscal 2017.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2017 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through November 30, 2017.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 209 full-service, casual dining restaurants throughout the U.S.A., including Puerto Rico, comprised of 195 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the Rock Sugar Pan Asian Kitchen® mark (rebranding to RockSugar Southeast Asian Kitchen®). Internationally, 18 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2017, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the fourth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and FORTUNE 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2017 ©2017 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to the Company’s ability to: deliver consistent and dependable comparable sales results over a sustained period of time; provide a differentiated experience to guests; outperform the casual dining industry and increase its market share; leverage sales increases and manage flow through; stabilize margins; grow earnings; remain relevant to consumers; attract and retain qualified management and other staff; increase shareholder value; profitably expand its concepts domestically and in Canada, and work with its licensees to expand its concept internationally; support the growth of North Italia and Flower Child restaurants; develop a fast casual concept; expand consumer packaged goods licensing revenue; utilize its capital effectively and continue to increase cash dividends and repurchase its shares; and factors outside of the Company’s control including: economic and political conditions that impact consumer confidence and spending; acceptance and success of The Cheesecake Factory in international markets; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates and potential changes in NAFTA and cross border taxation; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
Consolidated Statement of Income	October 3, 2017		September 27, 2016		October 3, 2017		September 27, 2016
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$555,392	100.0%	$560,018	100.0%	$1,688,687	100.0%	$1,672,573	100.0%
Costs and expenses:
Cost of sales	127,453	22.9%	128,838	23.0%	385,373	22.8%	386,544	23.1%
Labor expenses	193,466	34.9%	186,567	33.3%	580,364	34.4%	557,436	33.3%
Other operating costs and expenses	138,423	24.9%	134,877	24.1%	411,534	24.4%	396,414	23.7%
General and administrative expenses	35,364	6.4%	36,057	6.4%	106,946	6.3%	107,179	6.4%
Depreciation and amortization expenses	22,999	4.1%	21,634	3.9%	69,492	4.1%	64,559	3.9%
Impairment of assets and lease terminations	-	0.0%	-	0.0%	1,231	0.1%	-	0.0%
Preopening costs	3,370	0.6%	1,982	0.4%	5,649	0.3%	6,594	0.4%
Total costs and expenses	521,075	93.8%	509,955	91.1%	1,560,589	92.4%	1,518,726	90.8%
Income from operations	34,317	6.2%	50,063	8.9%	128,098	7.6%	153,847	9.2%
Interest and other expense, net	(1,600)	(0.3)%	(2,477)	(0.4)%	(4,426)	(0.3)%	(6,962)	(0.4)%
Income before income taxes	32,717	5.9%	47,586	8.5%	123,672	7.3%	146,885	8.8%
Income tax provision	6,272	1.1%	13,012	2.3%	24,018	1.4%	39,772	2.4%
Net income	$26,445	4.8%	$34,574	6.2%	$99,654	5.9%	$107,113	6.4%

Basic net income per share	$0.57		$0.72		$2.11		$2.22
Basic weighted average shares outstanding	46,602		47,815		47,323		48,188

Diluted net income per share	$0.56		$0.70		$2.05		$2.16
Diluted weighted average shares outstanding	47,519		49,212		48,582		49,604

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$507,572		$512,040		$1,543,034		$1,530,274
Other	47,820		47,978		145,653		142,299
Total	$555,392		$560,018		$1,688,687		$1,672,573

Income/(loss) from operations:
The Cheesecake Factory restaurants (1)	$60,496		$76,808		$207,028		$233,385
Other	6,003		6,753		18,932		19,434
Corporate	(32,182)		(33,498)		(97,862)		(98,972)
Total	$34,317		$50,063		$128,098		$153,847

(1) Includes $1.2 million in the thirty nine weeks ended October 3, 2017, of accelerated depreciation and impairment expense related to the relocation of one The Cheesecake Factory restaurant and the lease termination of one The Cheesecake Factory restaurant. This amount was recorded in impairment of assets and lease terminations in the condensed consolidated statements of income.

Selected Consolidated Balance Sheet Information	October 3, 2017	January 3, 2017
Cash and cash equivalents	$ 19,795	$ 53,839
Total assets	1,275,328	1,293,319
Total liabilities	691,969	690,112
Stockholders’ equity	583,359	603,207

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
The Cheesecake Factory Supplemental Information	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Comparable restaurant sales	-2.3%	1.7%	-0.8%	1.2%
Restaurants opened during period	1	-	2	2
Restaurants open at period-end	194	189	194	189
Restaurant operating weeks	2,511	2,457	7,550	7,341

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 3, 2017	September 27, 2016	October 3, 2017	September 27, 2016
Net Income (GAAP)	$26,445	$34,574	$99,654	$107,113
After-tax impact from:
- Impairment of assets and lease terminations (1)	-	-	739	-
Adjusted net income (non-GAAP)	$26,445	$34,574	$100,393	$107,113

Diluted net income per share (GAAP)	$0.56	$0.70	$2.05	$2.16
After-tax impact from:
- Impairment of assets and lease terminations	-	-	0.02	-
Adjusted diluted net income per share (non-GAAP)	$0.56	$0.70	$2.07	$2.16

(1) The pre-tax amount associated with the item in the thirty nine weeks ended October 3, 2017 was $1.2 million, and was recorded in impairment of assets and lease terminations.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100